SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2003

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

99451 Overseas Highway, Key Largo, Florida 33037
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (305) 451-4660

Not Applicable
(Former name or former address, if changed since last report)

SIGNATURES

ITEM 5. Other Events

On May 29, 2003, TIB Software and Services, Inc., a subsidiary of TIB Financial Corp., sold its remaining ownership interest in ERAS Joint Venture LLP. The Company recognized a pretax gain of approximately $202,000 on the transaction. This sale resulted in an after tax gain of approximately $126,000.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits: None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.

	By:	/s/ Edward V. Lett

Edward V. Lett, President and Chief Executive Officer

Date: May 29, 2003